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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: NOVEMBER 21, 2006
                        (Date of earliest event reported)


                               LECTEC CORPORATION
             (Exact name of registrant as specified in its charter)


                         Commission File Number: 0-16159

                           ---------------------------



          MINNESOTA                                        41-1301878
(State or other jurisdiction of                (IRS Employer Identification No.)
      incorporation)


                   5610 LINCOLN DRIVE, EDINA, MINNESOTA 55436
          (Address of principal executive offices, including zip code)


                                 (952) 933-2291
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) On November 21, 2006, Alan C. Hymes, M.D., Chief Executive Officer, Chief Financial Officer, Chairman and Director of LecTec Corporation ("LecTec"), resigned from his positions as Chief Executive Officer, Chief Financial Officer, Chairman and Director in order to spend time with his family and to pursue other scientific interests.

(c) On November 21, 2006, the Board of Directors of LecTec elected Judd A. Berlin to the offices of Chief Executive Officer, Chief Financial Officer, and Chairman at LecTec and to serve as LecTec's principal executive, financial and accounting officer for SEC reporting purposes. Mr. Berlin, age 50, has been a director of LecTec since May 29, 2003. Mr. Berlin is a multinational entrepreneur and founder of Hello Corporation, an Asian-based company operating call centers for Fortune 100 companies. Mr. Berlin has also founded companies in Europe, the Middle East, and Asia in food distribution, broadcasting, and entertainment production. Mr. Berlin has an MBA from St. Thomas University in St. Paul, Minnesota, and is the son of Lee M. Berlin, who is a 10% shareholder of LecTec. Also effective as of November 21, 2006, LecTec's Board of Directors appointed Mr. Berlin to LecTec's Audit Committee.

There is currently no employment agreement between LecTec and Mr. Berlin. Mr. Berlin will receive no compensation for his service as LecTec's Chief Executive Officer, Chief Financial Officer, or Chairman. Mr. Berlin has also elected not to receive a retainer for his service as a non-employee director on LecTec's Board of Directors. There are no arrangements or understandings between Mr. Berlin and any other persons pursuant to which Mr. Berlin was selected as an officer. Mr. Berlin does not have a direct or indirect material interest in any currently proposed transaction to which LecTec is to be a party in which the amount involved exceeds $60,000, nor has Mr. Berlin had a direct or indirect material interest in any such transaction during LecTec's last two fiscal years.

(d) On November 21, 2006, the Board of Directors of LecTec elected a new director, Daniel C. Sigg MD PhD, to LecTec's Board of Directors. Dr. Sigg, age 42 and a Swiss national, is currently serving as Sr. Manager in the R&D Division of Cardiac Rhythm Disease Management at Medtronic, Inc., a leading medical device and technology company, which he joined in 2001. Dr. Sigg is a board-certified anesthesiologist and has significant clinical experience. His pre-clinical expertise includes both academic and industrial R&D. His areas of interest and expertise include Cardiovascular Physiology, Biotechnology, Pharmacology, and Local Drug Delivery. To date, Dr. Sigg has published 17 peer-reviewed papers, as well as numerous book chapters and abstracts, and is inventor of two issued and 14 pending U.S. patents. Dr. Sigg obtained his Medical Degree from the University of Basel, Switzerland, and his PhD degree in Physiology from the University of Minnesota. Dr. Sigg speaks German, English, French, and some Italian.

As a non-employee director of LecTec, Dr. Sigg will receive an annual retainer in the amount of $17,500 for his service on LecTec's Board of Directors. This retainer is paid in advance in quarterly installments of $4,375 prior to the beginning of the following quarter in which services will be performed.

Other than the annual retainer fee described above, there are no arrangements or understandings between Dr. Sigg and any other persons pursuant to which Dr. Sigg was selected as a director. Dr. Sigg does not have a direct or indirect material interest in any currently proposed transaction to which LecTec is to be a party in which the amount involved exceeds $60,000, nor has Dr. Sigg had a direct or indirect material interest in any such transaction during LecTec's last two years. Dr. Sigg has no equity interest in LecTec.

A press release, dated November 28, 2006, announcing (1) Dr. Hymes's resignation from his positions as Chief Executive Officer, Chief Financial Officer, Chairman and Director, (2) Mr. Berlin's election to the offices of Chief Executive Officer and Chief Financial Officer, and (3) Dr. Sigg's election to LecTec's Board of Directors, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

         99.1  Press release issued by LecTec Corporation on November 28, 2006.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                        LECTEC CORPORATION



                        By:  /s/ Judd A. Berlin
                             ---------------------------------------------------
                             Judd A. Berlin
                             Chief Executive Officer and Chief Financial Officer


Date:  November 28, 2006



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                                 EXHIBIT INDEX

EXHIBIT
NUMBER                 DESCRIPTION
-------------------    ------------------------------------------------------------------------------------
99.1                   Press release issued by LecTec Corporation on November 28, 2006.